Exhibit 4.4

GEOVIC MINING CORP.

— and —

PACIFIC CORPORATE TRUST COMPANY

_________________________________________________________________________________

WARRANT INDENTURE

_________________________________________________________________________________

Providing for the Issue of
up to 5,031,250 Share Purchase Warrants

April 20, 2007

TABLE OF CONTENTS

ARTICLE	1	INTERPRETATION	4
1.1		Definitions	4
1.2		Words Importing the Singular	7
1.3		Interpretation not Affected by Headings	7
1.4		Day not a Business Day	7
1.5		Time of the Essence	7
1.6		Governing Law	7
1.7		Meaning of “outstanding” for Certain Purposes	8
1.8		Currency	8
1.9		Termination	8
ARTICLE	2	ISSUE OF WARRANTS	9
2.1		Issue of Warrants	9
2.2		Form and Terms of Warrants	9
2.3		Signing of Warrant Certificates	9
2.4		Countersignature by the Warrant Agent	10
2.5		Warrantholder not a Shareholder, etc	10
2.6		Issue in Substitution for Lost Warrant Certificates	10
2.7		Warrants to Rank Pari Passu	11
2.8		Registration and Transfer of Warrants	11
2.9		Registers Open for Inspection	12
2.10		Exchange of Warrants	12
2.11		Ownership of Warrants	13
2.12		Adjustment of Exchange Basis	13
2.13		Rules Regarding Calculation of Adjustment of Exchange Basis	17
5,031,250		Postponement of Subscription	19
2.15		Notice of Adjustment	19
2.16		No Action after Notice	20
2.17		Purchase of Warrants for Cancellation	20
2.18		Protection of Warrant Agent	20
2.19		Legended Warrant Certificates	21
ARTICLE	3	EXERCISE OF WARRANTS	22
3.1		Method of Exercise of Warrants	22
3.2		No Fractional Shares	23
3.3		Effect of Exercise of Warrants	23
3.4		Cancellation of Warrant Certificates	23
3.5		Subscription for less than Entitlement	24
3.6		Expiration of Warrant	24
3.7		Prohibition on Exercise by US Persons; Exception	24
ARTICLE	4	COVENANTS FOR WARRANTHOLDERS’ BENEFIT	25
4.1		General Covenants of the Company	25
4.2		Warrant Agent’s Remuneration and Expenses	27
4.3		Performance of Covenants by Warrant Agent	27
ARTICLE	5	ENFORCEMENT	27
5.1		Suits by Warrantholders	27

ARTICLE	6	MEETINGS OF WARRANTHOLDERS	28
6.1		Right to Convene Meetings	28
6.2		Notice	28
6.3		Chairman	28
6.4		Quorum	28
6.5		Power to Adjourn	29
6.6		Show of Hands	29
6.7		Poll and Voting	29
6.8		Regulations	30
6.9		Company, Warrant Agent and Counsel may be Represented	30
6.10		Powers Exercisable by Special Resolution	30
6.11		Meaning of “Special Resolution”	31
6.12		Powers Cumulative	32
6.13		Minutes	32
6.14		Instruments in Writing	32
6.15		Binding Effect of Resolutions	33
6.16		Holdings by the Company or Subsidiaries of the Company Disregarded	33
ARTICLE	7	SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES	34
7.1		Provision for Supplemental Indentures for Certain Purposes	34
7.2		Successor Companies	35
ARTICLE	8	CONCERNING THE WARRANT AGENT	35
8.1		Applicable Legislation	35
8.2		Rights and Duties of Warrant Agent	35
8.3		Evidence, Experts and Advisers	36
8.4		Securities, Documents and Monies Held by Warrant Agent	38
8.5		Actions by Warrant Agent to Protect Interests	38
8.6		Warrant Agent not Required to Give Security	38
8.7		Protection of Warrant Agent	38
8.8		Replacement of Warrant Agent	40
8.9		Conflict of Interest	41
8.10		Acceptance of Rights, Duties and Obligations	41
8.11		Warrant Agent not to be Appointed Receiver	41
8.12		Authorization to Carry on Business	41
8.13		Third Party Interests	42
8.14		Not Bound to Act	42
ARTICLE	9	GENERAL	42
9.1		Notice to the Company and the Warrant Agent	42
9.2		Notice to the Warrantholders	44
9.3		Discretion of Directors	44
9.4		Satisfaction and Discharge of Indenture	44
9.5		Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders	45
9.6		Privacy Legislation	45
9.7		Counterparts and Formal Date	46

SCHEDULE “a” - FORM OF WARRANT CERTIFICATE                                                                                               A-1

THIS WARRANT INDENTURE dated as of April 20, 2007

B E T W E E N:

GEOVIC MINING CORP., a corporation existing under the laws of Delaware and having an office at 743 Horizon Court, Suite 300A, Grand Junction, Colorado 81506, USA (hereinafter called the “Company”)

A N D

PACIFIC CORPORATE TRUST COMPANY,
a trust company incorporated under the laws
of the Province of British Columbia and authorized
to carry on the business of a trust company in the
Province of British Columbia and having an office
at 2nd Floor, 510 Burrard Street, Vancouver, B.C. V6C 3B9

(hereinafter called the “Warrant Agent”)

RECITALS

WHEREAS:

A.      In connection with a public offering of units with each unit consisting of one common share of the Company and one half of one common share purchase warrant (each whole warrant, a “Warrant”), the Company has agreed to issue up to 5,031,250 Warrants;

B.      Each Warrant entitles the holder thereof to purchase one Share (as defined herein) at a price of $5.00 for a term of five years from the date hereof, upon the terms and conditions herein set forth;

C.      All things necessary have been done and performed to make the Warrants, when certified by the Warrant Agent and issued as provided in this indenture, legal, valid and binding upon the Company;

D.      All necessary resolutions have been passed by the Directors and all other proceedings taken and conditions complied with to authorize the execution and delivery of this indenture and the execution and issue of the Warrants to be issued hereunder, to reserve the Shares for issuance upon the exercise of the Warrants and to make this indenture legal, valid and binding upon the Company;

E.      The foregoing statements of fact and recitals are made by the Company and not by the Warrant Agent;

F.      The Warrant Agent has agreed to enter into this indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants pursuant to this indenture; and

G.      All capitalized terms used in these recitals have the meanings assigned to them in section 1.1 below;

     NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, the Company hereby appoints the Warrant Agent as agent for the holders of the Warrants, to hold all rights, interest and benefits contained in this indenture for and on behalf of those persons who become holders of the Warrants pursuant to this indenture and it is hereby agreed and declared as follows:

ARTICLE 1

INTERPRETATION

1.1      Definitions

     In this indenture, unless there is something in the subject matter or context inconsistent therewith:

“Applicable Legislation” means the provisions of the statutes of Canada and its provinces and the regulations under those statutes relating to warrant indentures and/or the rights, duties or obligations of issuers and warrant agents under indentures as are from time to time in force and applicable to this indenture;

“Business Day” means a day that is not a Saturday, Sunday, a day on which banks are closed in the City of Vancouver, British Columbia or civic or statutory holiday in the City of Vancouver, British Columbia;

“Capital Reorganization” has the meaning ascribed thereto in subsection 2.12(4);

“Company” means Geovic Mining Corp., a corporation existing under the laws of Delaware, and its lawful successors and assigns from time to time;

“Company’s Auditors” means the chartered accountant or firm of chartered accountants duly appointed as auditor or auditors of the Company from time to time;

“counsel” means a barrister or solicitor (who may be an employee of the Company) or a firm of barristers or solicitors (who may be counsel for the Company), in both cases acceptable to the Warrant Agent;

“Current Market Price” at any date, means the weighted average price per Share at which the Shares have traded:

(i)	on the Exchange;

(ii)	if the Shares are not listed on the Exchange, or any stock exchange upon which the Shares are listed as may be selected for this purpose by the Directors;

(iii)	if the Shares are not listed on any stock exchange, on the over-the-counter market;

during the 20 consecutive trading days (on each of which at least 500 shares are traded in board lots) ending the 5th trading day before such date and the weighted average price shall be determined by dividing the aggregate sale price of all Shares sold in board lots on the exchange or market, as the case may be, during the 20 consecutive trading days by the number of Shares sold;

“Director” means a member of the board of directors of the Company for the time being, and unless otherwise specified herein, reference to “action by the board of directors” means action by the board of directors of the Company as a board or, whenever duly empowered, action by an executive committee of the board;

“Dividends Paid in Ordinary Course” means cash dividends declared payable on a Share in any fiscal year of the Company to the extent that such dividends or distributions in the aggregate do not exceed 5% of the Exercise Price and for such purpose the amount of any dividends or distributions paid in other than cash or shares shall be the fair market value of such dividend as determined by resolution passed by the board of directors of the Company, subject, if applicable, to the prior consent of any stock exchange or any other over-the-counter market on which the Shares are traded and for such purpose the amount of any dividends paid in other than cash or shares shall be the fair market value of such dividend as determined by the Directors;

“Exchange” means the TSX Venture Exchange;

“Exchange Basis” means the number of Shares or other classes of shares or securities which a Warrantholder is entitled to receive upon the exercise of the rights attached to the Warrants pursuant to the provisions of this indenture and which, as at the date hereof, is equal to one Share per Warrant subject to adjustment as herein provided;

“Exercise Date” with respect to any Warrant means the date on which such Warrant is surrendered for exercise in accordance with the provisions of Article 3;

“Exercise Price” means $5.00 for each Share;

“person” means an individual, a corporation, a partnership, a syndicate, a trust, a trustee, executor, administrator or other legal representative or any unincorporated organization and words importing persons are intended to have a similarly extended meaning;

“Regulation D” means Regulation D under the U.S. Securities Act;

“Regulation S” means Regulation S under the U.S. Securities Act;

“Share Purchase Warrants” or “Warrants” means the share purchase warrants issued hereunder entitling the holders thereof to purchase Shares on the basis of one Share for each whole Share Purchase Warrant upon payment of the Exercise Price prior to the Time of Expiry; provided that in each case the number and/or class of shares or securities receivable on the exercise of the Share Purchase Warrants may be subject to increase or decrease or change in accordance with the terms and provisions hereof;

“Share Reorganization” has the meaning ascribed thereto in subsection 2.12(1);

“shareholder” means a holder of record of one or more Shares or shares of any other class or series of the Company;

“Shares” means fully paid and non-assessable common shares having a nominal value of US$0.0001 each in the capital of the Company;

“special resolution” has the meaning ascribed thereto in sections 6.11 and 6.14;

“Subject Securities” means the Shares issuable upon exercise of the Warrants and the Shares or other securities or property issuable upon the exercise of the Warrants as a result of any adjustment to the subscription rights pursuant to Article 2 hereof;

“subsidiary of the Company” or “Subsidiary” means a corporation, a majority of the outstanding voting shares of which is owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company and, as used in this definition, “voting shares” means shares of a class or classes ordinarily entitled to vote for the election of the majority of the directors of a corporation irrespective of whether or not shares of any other class or classes shall have or might have the right to vote for directors by reason of the happening of any contingency;

“this indenture”, “herein”, “hereby”, and similar expressions mean and refer to this Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions “Article”, “section” or “subsection” followed by a number or letter mean and refer to the specified Article, section or subsection of this indenture;

“Time of Expiry” means, in respect of the Warrants, 5:00 p.m. (Toronto time) on April 26, 2012;

“trading day” means a day on which the stock exchange on which the Shares are listed is open for trading;

“US$” means United States Dollars.

“U.S. Person” means a "U.S. person" as that term is defined in Regulation S;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Warrant Agent” means Pacific Corporate Trust Company, a trust company incorporated under the laws of the Province of British Columbia, or any lawful successor thereto including through operation of section 8.8;

“Warrant Certificates” means the certificates representing the Warrants substantially in the form attached as Schedule “A” hereto or such other form as may be approved under section 2.6, evidencing Warrants;

“Warrantholders” or “holders” means the holders of the Warrants for the time being and from time to time;

“Warrantholders’ Request” means an instrument, signed in one or more counterparts by Warrantholders entitled to acquire, in the aggregate, at least 25% of the aggregate number of all Warrants then outstanding, which requests the Warrant Agent to take some action or proceeding specified therein; and

“written order of the Company”, “written request of the Company”, “written consent of the Company”, “certificate of the Company” and any other document required to be signed by the Company, means, respectively, a written order, request, consent, certificate or other document signed in the name of the Company by any officer and director of the Company, and may consist of one or more instruments so executed.

1.2    Words Importing the Singular

Unless elsewhere otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3      Interpretation not Affected by Headings

The division of this indenture into Articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this indenture.

1.4     Day not a Business Day

In the event that any day on or before which any action is required or permitted to be taken hereunder is not a Business Day, then such action shall be required or permitted to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.5     Time of the Essence

Time shall be of the essence in all respects in this indenture, the Warrants and the Warrant Certificates.

1.6      Governing Law

This indenture, the Warrants and the Warrant Certificates shall be construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

1.7     Meaning of “outstanding” for Certain Purposes

Every Warrant represented by a Warrant Certificate certified and delivered by the Warrant Agent hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Warrant Agent for cancellation or until the Time of Expiry; provided that where a new Warrant Certificate has been issued pursuant to section 2.6 hereof to replace one which is lost, mutilated, stolen or destroyed, the Warrants represented by only one of such Warrant Certificates shall be counted for the purpose of determining the aggregate number of Warrants outstanding.

1.8     Currency

     Unless otherwise stated, all dollar amounts referred to in this indenture are in Canadian dollars.

1.9      Termination

This indenture shall continue in full force and effect until the earlier of: (a) the Time of Expiry; and (b) the date that no Warrants are outstanding hereunder; provided that this indenture shall continue in effect thereafter, if applicable, until the Company and the Warrant Agent have fulfilled all of their respective obligations under this indenture.

ARTICLE 2

ISSUE OF WARRANTS

2.1     Issue of Warrants

A total of up to 5,031,250 Warrants, each Warrant entitling the holders thereof to purchase one Share at the Exercise Price, are hereby created and authorized to be issued hereunder upon the terms and conditions herein set forth.

2.2     Form and Terms of Warrants

(1)

Upon the issue of the Warrants, Warrant Certificates shall be executed by the Company and certified by or on behalf of the Warrant Agent upon the written order of the Company and delivered by the Company in accordance with sections 2.3 and 2.4. The Warrant Certificates shall be in the form attached as Schedule “A” hereto and shall have such legends, distinguishing letters and numbers as the Company may, with the approval of the Warrant Agent, prescribe. Except as hereinafter provided in this Article 2, all Share Purchase Warrants shall, save as to denominations, be of like tenor and effect. The Warrant Certificates may be engraved, printed, lithographed, photocopied or be partially in one form or another, as the Company, with the approval of the Warrant Agent, may determine. No change in the form of the Warrant Certificate shall be required by reason of any adjustment made pursuant to this Article 2 in the number and/or class of securities or type of securities which may be acquired pursuant to the Warrants.

(2)

Each Warrant authorized to be issued hereunder shall entitle the registered holder thereof to acquire (subject to sections 2.12 and 2.13) upon due exercise thereof and payment of the Exercise Price, in accordance with the provisions of Article 3, one Share or such other kind and amount of shares or securities or property, calculated pursuant to the provisions of sections 2.12 and 2.13, as the case may be, at any time after the date of issuance of such Warrants and prior to the Time of Expiry, in accordance with the provisions of this indenture.

(3)

Fractional Warrants shall not be issued or otherwise provided for unless the value of any such fractional Warrant exceeds $10.00 as a result of the adjustments hereunder, in which case the Company shall pay the cash equivalent of the value of each fractional Warrant to the Warrantholder.

2.3     Signing of Warrant Certificates

The Warrant Certificates shall be signed by any one of the directors or officers of the Company authorized to sign and may, but need not be under the corporate seal of the Company or a reproduction thereof. The signature of any such director or officer may be mechanically reproduced in facsimile and Warrant Certificates bearing such facsimile signatures shall be binding upon the Company as if they had been manually signed by such director or officer. Notwithstanding that the person whose manual or facsimile signature appears on any Warrant Certificate as a director or officer may no longer hold office at the date of issue of the Warrant Certificate or at the date of countersigning or delivery thereof, any Warrant Certificate signed as aforesaid shall, subject to section 2.4, be valid and binding upon the Company and the registered holder thereof will be entitled to the benefits of this indenture.

2.4      Countersignature by the Warrant Agent

(1)

No Warrant Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the registered holder to the benefit hereof or thereof until it has been countersigned by or on behalf of the Warrant Agent and such countersignature by or on behalf of the Warrant Agent upon any Warrant Certificate shall be conclusive evidence as against the Company that such Warrant Certificate has been duly issued hereunder and the holder is entitled to the benefits hereof.

(2)

The countersignature of the Warrant Agent on the Warrant Certificates issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this indenture or the Warrants, or as to the performance of the Company of its obligations under this indenture, and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrant Certificates or any of them or of the consideration therefor except as otherwise specified herein.

2.5      Warrantholder not a Shareholder, etc.

Nothing in this indenture or the holding of a Warrant evidenced by a Warrant Certificate shall be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder, including but not limited to the right to vote at, to receive notice of, or to attend meetings of shareholders or any other proceedings of the Company, nor entitle the holder to any right or interest in respect thereof except as herein and in the Warrants expressly provided.

2.6     Issue in Substitution for Lost Warrant Certificates

(1)

In the event that any Warrant Certificates issued and certified under this indenture shall become mutilated or be lost, destroyed or stolen, the Company, subject to applicable law, and subsection 2.6(2), shall issue and thereupon the Warrant Agent shall countersign and deliver a new Warrant Certificate of like denomination, date and tenor as the one mutilated, lost, destroyed or stolen in exchange for, in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form approved by the Warrant Agent and Warrants evidenced by it will entitle the holder thereof to the benefits hereof and shall rank equally in accordance with its terms with all other Warrant Certificates issued or to be issued hereunder.

(2)

The applicant for the issue of a new Warrant Certificate pursuant to this section 2.6 shall bear the reasonable cost of the issue thereof and in the case of mutilation shall as a condition precedent to the issue thereof, deliver to the Warrant Agent the mutilated Warrant Certificate, and in the case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and to the Warrant Agent in their sole discretion acting reasonably, and such applicant shall be required to furnish an indemnity and surety bond in amount and form satisfactory to the Company and the Warrant Agent in their sole discretion and shall pay the reasonable charges of the Company and the Warrant Agent in connection therewith.

2.7     Warrants to Rank Pari Passu

All Warrants shall rank pari passu, whatever may be the actual date or dates of issue of the Warrant Certificates by which they are evidenced.

2.8      Registration and Transfer of Warrants

(1)	The Company will cause to be kept by the Warrant Agent at the principal stock transfer offices of the Warrant Agent in the City of Vancouver, British Columbia:

(a)

a register of holders in which shall be entered in alphabetical order the names and addresses of the holders of Warrants and particulars of the Warrants held by them and the Warrant Agent shall be entitled to rely on such register in connection with the exchange, transfer, exercise or deemed exercise of any Share Purchase Warrant or Share Purchase Warrants pursuant to the terms of this indenture or the terms thereof; and

(b)	a register of transfers in which all transfers of Warrants and the date and other particulars of each such transfer shall be entered.

(2)

No transfer of any Warrant will be valid unless entered on the register of transfers referred to in subsection 2.8(1) hereof, upon surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant, and a duly completed and executed Transfer of Warrants form attached to the Warrant Certificate executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, and, upon compliance with all other conditions in respect thereof required by this indenture or by law, and the requirements of regulatory authorities, such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be recorded on the register of transfers by the Warrant Agent.

(3)

The transferee of any Warrant will, after surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant as required by subsection 2.8(2) hereof and upon compliance with all other conditions in respect thereof required by this indenture or by law, and the requirements of regulatory authorities, be entitled to be entered on the register of holders referred to in subsection 2.8(1) hereof, as the owner of such Warrant free from all equities or rights of set-off or counterclaim between the Company and the transferor or any previous holder of such Warrant, except in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

(4)

The Company will be entitled, and may direct the Warrant Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Warrant on the registers referred to in subsection 2.8(1) hereof, if such transfer would constitute a violation of the securities laws of any jurisdiction or the rules, regulations or policies of any regulatory authority having jurisdiction. The Warrant Agent is entitled to assume compliance with all applicable securities legislation unless otherwise notified in writing by the Company. No duty shall rest with the Warrant Agent to determine compliance of the transferee or transferor of any Warrant with applicable securities legislation.

(5)

Any Warrant Certificate issued to a transferee in transfers contemplated by this section 2.8 shall bear the appropriate legend pursuant to applicable securities laws. The Warrant Agent shall be entitled to rely on the address of a holder to determine whether the holder is a U.S. Person.

(6)

Any Warrant Certificate issued to a transferee in transfers contemplated by this section 2.8 shall bear the appropriate legend as set forth in section 2.19. The Warrant Agent shall be entitled to rely on the address of a holder to determine whether the holder is a U.S. Person.

2.9      Registers Open for Inspection

The registers referred to in subsection 2.8(1) shall be open at all reasonable times during business hours on a Business Day for inspection by the Company, the Warrant Agent or any Warrantholder. The Warrant Agent shall, from time to time when requested to do so in writing by the Company, furnish the Company with a list of the names and addresses of holders of Warrants entered in the register of holders kept by the Warrant Agent and showing the number of Warrants held by each such holder.

2.10      Exchange of Warrants

(1)

Warrant Certificates may, upon compliance with the reasonable requirements of the Warrant Agent, be exchanged for Warrant Certificates in any other authorized denomination representing in the aggregate an equal number of Warrants as the number of Warrants represented by the Warrant Certificates being exchanged. The Company shall sign and the Warrant Agent shall countersign, in accordance with sections 2.3 and 2.4, all Warrant Certificates necessary to carry out the exchanges contemplated herein.

(2)

Warrant Certificates may be exchanged only at the principal stock transfer office of the Warrant Agent in the City of Vancouver, British Columbia or at any other place that is designated by the Company with the approval of the Warrant Agent. Any Warrant Certificates tendered for exchange shall be surrendered to the Warrant Agent and cancelled.

(3)

Except as otherwise herein provided, the Warrant Agent may charge Warrantholders requesting an exchange a reasonable sum for each Warrant Certificate issued; and payment of such charges and reimbursement of the Warrant Agent or the Company for any and all taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange as a condition precedent to such exchange.

(4)	Notwithstanding the foregoing provisions, no charge shall be made to a Warrantholder hereunder for any exchange or transfer of any Warrant applied for within two months from the date hereof.

2.11      Ownership of Warrants

The Company and the Warrant Agent and their respective agents may deem and treat the holder of any Warrant Certificate as the absolute owner of that Warrant represented thereby for all purposes and the Company and the Warrant Agent and their respective agents shall not be affected by any notice or knowledge to the contrary. The holder of any Warrant shall be entitled to the rights evidenced by that Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt from any holder for the Shares or monies obtainable pursuant thereto shall be a good discharge to the Company and the Warrant Agent for the same and neither the Company nor the Warrant Agent shall be bound to inquire into the title of any holder.

2.12      Adjustment of Exchange Basis

The Exchange Basis shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(1)	If and whenever at any time after the date hereof and prior to the Time of Expiry the Company shall:

(a)

issue Shares or securities exchangeable for or convertible into Shares to all or substantially all the holders of the Shares as a stock dividend or other distribution (other than as a Dividend Paid in the Ordinary Course or a distribution of Shares upon exercise of the Warrants or pursuant to the exercise of directors, officers or employee stock options granted under stock option plans of the Company), or

(b)	subdivide, redivide or change its then outstanding Shares into a greater number of shares, or

(c)	reduce, combine or consolidate its then outstanding Shares into a lesser number of shares,

(any of such events in these clauses (a), (b) or (c) being called a “Share Reorganization”), then the Exchange Basis in effect on the effective date of such subdivision or consolidation, or on the record date of such stock dividend or other distribution, as the case may be, shall be adjusted by multiplying the Exchange Basis in effect immediately prior to such effective or record date by a fraction: (i) the numerator of which shall be the total number of Shares outstanding on such date immediately after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had such securities been exchanged for or converted into Shares on such record date, assuming in any case where such securities are not then convertible or exchangeable but subsequently become so, that they were convertible or exchangeable on the record date on the basis upon which they first become convertible or exchangeable), and (ii) the denominator of which shall be the total number of Shares outstanding on such date before giving effect to such Share Reorganization. The resulting product, adjusted to the nearest 1/100th, shall thereafter be the Exchange Basis until further adjusted as provided in this Article 2.

(2)

If and whenever at any time after the date hereof and prior to the Time of Expiry, the Company fixes a record date for the distribution to all or substantially all of the holders of Shares of rights, options or warrants entitling them for a period expiring not more than 45 days after such record date (the “Rights Period”), to subscribe for or purchase Shares, or securities exchangeable for or convertible into Shares, at a price per share to the holder (or at an exchange or conversion price per share) of less than 95% of the Current Market Price for the Shares on such record date (any of such events being called a “Rights Offering”), then the Exchange Basis shall be adjusted effective immediately after such record date for the Rights Offering by multiplying the Exchange Basis in effect immediately prior to such record date by a fraction:

(a)

the numerator of which shall be the number of Shares which would be outstanding after giving effect to the Rights Offering (assuming the exercise of all of the rights, warrants or options under the Rights Offering and assuming the exchange or conversion into Shares of all exchangeable or convertible securities issued upon exercise of such rights, warrants or options, if any), and

(b)	the denominator of which shall be the aggregate of:

(i)	the total number of Shares outstanding as of the record date for the Rights Offering, and

(ii)	a number of Shares arrived at by dividing

(A)

the consideration payable on the exercise of each right, warrant and option under the Rights Offering plus the consideration payable on the conversion or exchange of each convertible or exchangeable security so offered;

by

(B)	the Current Market Price of the Shares as of the record date for the Rights Offering.

The resulting product, adjusted to the nearest 1/100th, shall thereafter be the Exchange Basis until further adjusted in accordance with this Article 2. Any Shares owned by or held for the account of the Company or any of its subsidiaries or a partnership in which the Company is directly or indirectly a party to will be deemed not to be outstanding for the purpose of any computation. If, at the date of expiry of the rights, options or warrants subject to the Rights Offering, less than all the rights, options or warrants have been exercised, then the Exchange Basis shall be readjusted effective immediately after the date of expiry to the Exchange Basis which would have been in effect on the date of expiry if only the rights, options or warrants issued had been those exercised. If at the date of expiry of the rights of exchange or conversion of any securities issued pursuant to the Rights Offering less than all of such securities have been exchanged or converted into Shares, then the Exchange Basis shall be readjusted effective immediately after the date of expiry to the Exchange Basis which would have been in effect on the date of expiry if only the exchangeable or convertible securities issued had been those securities actually exchanged for or converted into Shares.

(3)

If and whenever at any time after the date hereof and prior to the Time of Expiry the Company shall fix a record date for the issue or distribution to all or substantially all the holders of its outstanding Shares of:

(a)	shares of the Company of any class other than Shares; or

(b)	rights, options or warrants to acquire Shares or securities exchangeable for or convertible into Shares; or

(c)	evidences of indebtedness; or

(d)	cash, securities or any property or other assets,

and if such issuance or distribution does not constitute a Dividend Paid in the Ordinary Course, a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exchange Basis shall be adjusted effective immediately after the record date for the Special Distribution by multiplying the Exchange Basis in effect on such record date by a fraction:

(i)	the numerator of which shall be the number of Shares outstanding on such record date multiplied by the Current Market Price of the Shares on such record date, and

(ii)	the denominator of which shall be:

(A)	the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date, less

(B)

the fair market value, as determined by action by the directors acting reasonably and in good faith (whose determination shall be conclusive), to the holders of the Shares of the shares, rights, options, warrants, evidences or indebtedness or property or other assets issued or distributed in the Special Distribution, provided that no such adjustment shall be made if the result of such adjustment would be to decrease the Exchange Basis in effect immediately before such record date. The resulting product, adjusted to the nearest 1/100th, shall thereafter be the Exchange Basis until further adjusted as provided in this Article 2. Any shares owned by or held for the account of the Company or its subsidiaries or a partnership of which the Company is directly or indirectly a party to shall be deemed not to be outstanding for the purpose of any such computation.

(4)

If and whenever at any time after the date hereof and prior to the Time of Expiry there shall be a reclassification of Shares at any time outstanding or a change of the Shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Shares or a change of the Shares into other shares), or a transfer (other than to a Subsidiary) of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), any Warrantholder who thereafter shall exercise the holder’s right to receive Shares pursuant to Warrant(s) shall be entitled to receive, and shall accept in lieu of the number of Subject Securities to which such holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Subject Securities to which such holder was theretofore entitled upon exercise. If appropriate, adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 2 with respect to the rights and interests thereafter of Warrantholders to the end that the provisions set forth in this Article 2 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Any such adjustment shall be made by and set forth in an indenture supplemental hereto approved by the directors and by the Warrant Agent and entered into pursuant to the provisions of this indenture and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(5)	Forthwith upon the occurrence of any of the events referred to in the preceding subsections above, the Company shall:

(a)	file with the Warrant Agent a certificate of the Company specifying the required adjustment; and

(b)	give notice to the Warrantholders of the required adjustment.

(6)

Any adjustment to the Exchange Basis as set forth herein shall also include a corresponding adjustment to the Exercise Price which shall be calculated by multiplying the Exercise Price by a fraction: (i) the numerator of which shall be the Exchange Basis prior to the adjustment, and (ii) the denominator of which shall be the Exchange Basis after the adjustment.

2.13     Rules Regarding Calculation of Adjustment of Exchange Basis

     For the purposes of section 2.12:

(1)

The adjustments provided for in section 2.12 shall be cumulative and such adjustments shall be made successively whenever an event referred to therein shall occur, subject to the following subsections of this section 2.13.

(2)

If the purchase price provided for in any Rights Offering (the “Rights Offering Price”) is decreased, the Exchange Basis shall forthwith be changed so as to increase the Exchange Basis to such Exchange Basis as would have been obtained had the adjustment to the Exchange Basis made pursuant to subsection 2.12(2) upon the issuance of such Rights Offering been made upon the basis of the Rights Offering Price as so decreased, provided that the provisions of this subsection shall not apply to any decrease in the Rights Offering Price resulting from provisions in any such Rights Offering designed to prevent dilution if the event giving rise to such decrease in the Rights Offering Price itself requires an adjustment to the Exchange Basis pursuant to the provisions of section 2.12.

(3)

No adjustment in the Exchange Basis shall be required unless such adjustment would result in a change of at least one-one hundredth of a Share based on the prevailing Exchange Basis provided, however, that any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(4)

No adjustment in the Exchange Basis shall be made in respect of any event described in section 2.12, other than the events referred to in paragraphs (b) and (c) of subsection (1) thereof, if Warrantholders are entitled to participate in such event on the same terms, mutatis mutandis, as if Warrantholders had exercised their Warrants prior to or on the effective date or record date of such event, any such participation being subject to regulatory approval.

(5)

No adjustment in the Exchange Basis shall be made pursuant to section 2.12 in respect of the issue from time to time of Shares purchasable on exercise of the Warrants or in respect of the issue from time to time of a Dividend Paid in the Ordinary Course of Shares to holders of Shares who exercise an option or election to receive substantially equivalent dividends in Shares in lieu of receiving a cash dividend, and any such issue shall be deemed not to be a Share Reorganization.

(6)

Any adjustment to the Exchange Basis as set forth herein shall also include a corresponding adjustment to the Exercise Price which shall be calculated by multiplying the Exercise Price by a fraction: (i) the numerator of which shall be the Exchange Basis prior to the adjustment, and (ii) the denominator of which shall be the Exchange Basis after the adjustment. No adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect; provided, however, that any adjustments which by reason of this subsection 2.12(6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(7)

If the Company shall set a record date to determine the holders of the Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution, or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution, or subscription or purchase rights, then no adjustment in the Exchange Basis shall be required by reason of the setting of such record date.

(8)

In the absence of a resolution of the directors fixing a record date for a Rights Offering or Special Distribution, the Company shall be deemed to have fixed as the record date therefor the date on which the Rights Offering or Special Distribution is effected.

(9)

As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to any of the Warrants, including the Exchange Basis, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which all the holders of such Warrants are entitled to receive on the exercise of all the subscription rights attaching thereto in accordance with the provisions thereof.

(10)

In case the Company, after the date hereof, shall take any action affecting any Shares, other than action described in section 2.12, which in the opinion of the directors acting reasonably and in good faith would materially affect the rights of Warrantholders, the Exchange Basis shall be adjusted in such manner, if any, and at such time, as the directors, in their sole discretion acting reasonably and in good faith, may reasonably determine to be equitable in the circumstances. Failure of the taking of action by the directors so as to provide for an adjustment in the Exchange Basis prior to the effective date of any action by the Company affecting the Shares shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(11)	The Warrant Agent shall be entitled to act and rely on any adjustment calculations by the Company or the Company’s Auditors.

2.14      Postponement of Subscription

In any case where the application of section 2.12 results in an increase in the number of Subject Securities which are issuable upon exercise of the Warrants taking effect immediately after the record date for a specific event, if any Warrant is exercised after that record date and prior to completion of the event, the Company may postpone the issuance to the holder of the Warrant only those Subject Securities to which he is entitled by reason of such adjustment but such Subject Securities shall be so issued and delivered to that holder upon completion of that event, with the number of such Subject Securities calculated on the basis of the number of Subject Securities on the date that the Warrant was exercised adjusted for completion of that event and the Company shall deliver to the person or persons in whose name or names the Subject Securities are to be issued an appropriate instrument evidencing the right of such person or persons to receive such Subject Securities and the right to receive any dividends or other distributions which, but for the provisions of this section, such person or persons would have been entitled to receive in respect of such Subject Securities from and after the date that the Warrant was exercised in respect thereof.

2.15     Notice of Adjustment

(1)	At least 14 days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment pursuant to section 2.12, the Company shall:

(a)

file with the Warrant Agent in the manner provided in section 9.1, a certificate of the Company specifying the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment and the computation of such adjustment; and

(b)	give notice to the Warrantholders of the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment.

(2)	In case any adjustment for which a notice in subsection 2.15(1) has been given is not then determinable, the Company shall promptly after such adjustment is determinable:

(a)	file with the Warrant Agent a computation of such adjustment; and

(b)	give notice to the Warrantholders of the adjustment.

(3)	The Warrant Agent shall be entitled to act and rely upon certificates and other documents filed by the Company pursuant to this section for all purposes of the adjustment.

2.16     No Action after Notice

The Company covenants with the Warrant Agent that it will not take any other corporate action which might deprive the holder of a Warrant of the opportunity of exercising the rights of acquisition pursuant thereto during the period of 14 days after the giving of the notice set forth in subparagraph (1)(b) of section 2.15 hereof;

2.17      Purchase of Warrants for Cancellation

The Company may, at any time and from time to time, purchase Warrants by invitation for tender, by private contract or otherwise (which shall include a purchase through an investment dealer or firm holding membership on a Canadian stock exchange) on such terms as the Company may determine. All Warrants purchased pursuant to the provisions of this section 2.17 shall be forthwith delivered to, cancelled and destroyed by the Warrant Agent and shall not be reissued. If required by the Company, the Warrant Agent shall furnish the Company with a certificate identifying the Warrant Certificates so destroyed and the number of Warrants evidenced thereby. Nothing herein shall be interpreted as a right by the Company to redeem the Warrants.

2.18      Protection of Warrant Agent

     Notwithstanding any other provision herein, the Warrant Agent shall not:

(a)

at any time be under any duty or responsibility to any registered holder of Warrants to determine whether any facts exist which may require any adjustment contemplated by this Article 2, nor to verify the nature and extent of any such adjustment when made or the method employed in making the same;

(b)	be accountable with respect to the validity or value or the kind or amount of any Subject Securities which may at any time be issued or delivered upon the exercise of the Warrants;

(c)

be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver the Subject Securities or certificates evidencing the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 2; or

(d)

incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants of the Company or any acts or deeds of the agents or servants of the Company.

ARTICLE 3

EXERCISE OF WARRANTS

3.1     Method of Exercise of Warrants

(1)

The registered holder of any Warrant may exercise the rights thereby conferred on the holder to acquire all or any part of the Subject Securities to which such Warrant entitles the holder, by surrendering the Warrant Certificate representing such Warrants to the Warrant Agent at any time on or before the Time of Expiry at its principal stock transfer office in the City of Vancouver, British Columbia (or at such additional place or places as may be decided by the Company from time to time with the approval of the Warrant Agent), with a duly completed and executed subscription form signed by the registered holder or his executors, or administrators or other legal representative or its attorney duly appointed by an instrument in writing in the form and manner satisfactory to the Warrant Agent, substantially in the form set out in Schedule “A” attached hereto specifying the number of Shares subscribed for together with a certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Subject Securities subscribed for. A Warrant Certificate with the duly completed and executed subscription and payment of the Exercise Price shall be deemed to be surrendered only upon personal delivery thereof to or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent.

(2)

Any subscription form referred to in subsection 3.1(1) shall be signed by the Warrantholder, shall specify the person(s) in whose name such Subject Securities are to be issued, the address(es) of such person(s) and the number of Subject Securities to be issued to each person, if more than one is so specified. If any of the Subject Securities subscribed for are to be issued to a person(s) other than the Warrantholder, the signatures set out in the subscription referred to in subsection 3.1(1) shall be guaranteed by a Canadian chartered bank or by an eligible guarantor institution with membership in an approved signature guarantee medallion program and the Warrantholder shall pay to the Company or the Warrant Agent all applicable transfer or similar taxes and the Company shall not be required to issue or deliver certificates evidencing Subject Securities unless or until such Warrantholder shall have paid to the Company or the Warrant Agent on behalf of the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or that no tax is due.

(3)

If, at the time of exercise of the Warrants, in accordance with the provisions of subsection 3.1(1), there are any trading restrictions on the Subject Securities pursuant to applicable securities legislation or stock exchange requirements, the Company shall, on the advice of counsel, endorse any certificates representing the Subject Securities with a legend(s) to such effect. The Warrant Agent is entitled to assume compliance with all applicable securities legislation unless otherwise notified in writing by the Company.

(4)

In the absence of any specification as to the person or persons in whose name or names the Subject Securities are to be issued upon the exercise of the Warrants, such Subject Securities shall be issued and registered in the name of the registered holder of the Warrants.

3.2     No Fractional Shares

Under no circumstances shall the Company be obliged to issue any fractional Shares or any cash or other consideration in lieu thereof upon the exercise of one or more Warrants. To the extent that the holder of one or more Warrants would otherwise have been entitled to receive on the exercise or partial exercise thereof a fraction of a Share, that holder may exercise that right in respect of the fraction only in combination with another Warrant or Warrants that in the aggregate entitle the holder to purchase a whole number of Shares.

3.3     Effect of Exercise of Warrants

(1)

Upon compliance by the Warrantholder with the provisions of section 3.1, the Subject Securities subscribed for shall be deemed to have been issued and the person to whom such Subject Securities are to be issued shall be deemed to have become the holder of record of such Subject Securities on the Exercise Date unless the transfer registers of the Company for the Shares shall be closed on such date, in which case the Subject Securities subscribed for shall be deemed to have been issued and such person shall be deemed to have become the holder of record of such Subject Securities on the date on which such transfer registers are reopened.

(2)

Within three Business Days following the due exercise of a Warrant pursuant to section 3.1 and forthwith after the Time of Expiry, the Warrant Agent shall deliver to the Company a notice setting forth the particulars of all Warrants exercised, if any, and the persons in whose names the Subject Securities are to be issued (as applicable) and the addresses of such holders of the Subject Securities.

(3)

Within three Business Days of the due exercise of a Warrant pursuant to section 3.1, the Company shall mail to the person in whose name the Subject Securities so subscribed for are to be issued, as specified in the subscription completed on the Warrant Certificate, at the address specified in such subscription, or, if so specified in such subscription, a certificate or certificates for the Subject Securities to which the Warrantholder is entitled and, if applicable, shall cause the Warrant Agent to mail a Warrant Certificate representing any Warrants not then exercised.

3.4      Cancellation of Warrant Certificates

All Warrant Certificates surrendered to the Warrant Agent pursuant to sections 2.6, 2.8(2), 2.10 or 3.1 shall be cancelled by the Warrant Agent and the Warrant Agent shall record the cancellation of such Warrant Certificates on the register of holders maintained by the Warrant Agent pursuant to subsection 2.8(1). The Warrant Agent shall, if required by the Company, furnish the Company with a certificate identifying the Warrant Certificates so cancelled. All Warrants represented by Warrant Certificates which have been duly cancelled shall be without further force or effect whatsoever.

3.5      Subscription for less than Entitlement

The holder of any Warrant may subscribe for and purchase a whole number of Subject Securities which is less than the number which the holder is entitled to purchase pursuant to a surrendered Warrant Certificate. In such event, the holder thereof shall be entitled to receive a new Warrant Certificate in respect of the balance of Subject Securities which such holder was entitled to purchase pursuant to the surrendered Warrant Certificate and which were not then purchasede.

3.6      Expiration of Warrant

After the Time of Expiry, all rights under any Warrant in respect of which the right of subscription and purchase herein and therein provided for shall not theretofore have been exercised shall wholly cease and terminate and such Warrant shall be void and of no effect.

3.7      Prohibition on Exercise by U.S. Persons; Exception

(1)

Warrants may not be exercised in the United States or by or on behalf of a U.S. Person unless an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws.

(2)	Any holder which exercises a Warrant shall provide to the Company either:

(a)

a written certification that such holder (a) at the time of exercise of the Warrant is not in the United States; (b) is not a U.S. Person and is not exercising the Warrant on behalf of a U.S. Person or a person in the United States; and (c) did not execute or deliver the exercise form for the Warrant in the United States; or

(b)

a written opinion of counsel of recognized standing addressed to the Company and the Warrant Agent in form and substance satisfactory to the Company and the Warrant Agent to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issuance of the Shares issuable on exercise of the Warrants.

(3)

No certificates representing Shares will be registered or delivered to an address in the United States unless the holder of Warrants complies with the requirements of paragraph 3.7(2)(a) or (b). Unless the holder complies with the requirements of paragraph 3.7(2)(a), and the Company is a “Foreign Issuer” as defined in Regulation S under the U.S. Securities Act, the certificate representing the Shares will bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA OR ELSEWHERE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

ARTICLE 4

COVENANTS FOR WARRANTHOLDERS’ BENEFIT

4.1     General Covenants of the Company

The Company covenants with the Warrant Agent for the benefit of the Warrant Agent and the Warrantholders that:

(1)

It is duly authorized to create and issue the Warrants to be issued hereunder, and the Warrant Certificates, when issued and created as provided for herein, will be legal, valid and binding obligations of the Company;

(2)

During the term of this indenture the Company will at all times maintain its existence and will carry on and conduct its business in a prudent manner in accordance with the laws of each jurisdiction in which it carries on business and with industry standards and good business practice, will keep or cause to be kept proper books of account in accordance with applicable law and will, if and whenever required in writing by the Warrant Agent, file with the Warrant Agent copies of all annual statements of the Company furnished to its shareholders.

(3)

At all times while any Warrants are outstanding the Company will reserve and there will remain unissued out of its authorized capital a number of Shares sufficient to enable the Company to meet its obligations to issue Subject Securities on the exercise of Warrants outstanding under this indenture from time to time.

(4)

The Company will cause the Subject Securities from time to time subscribed for pursuant to the Warrants issued by the Company hereunder, in the manner herein provided, to be duly issued in accordance with the Warrants and the terms hereof.

(5)

The Company will cause the certificates representing the Subject Securities from time to time to be acquired pursuant to the Warrants in the manner herein provided, to be duly issued and delivered in accordance with the Warrants and the terms hereof.

(6)

The Company will use commercially reasonable efforts to ensure that the Shares issuable on exercise of the Warrants are listed and posted for trading on the Exchange or another stock exchange in Canada, and it will make all requisite filings under applicable Canadian securities legislation and stock exchange rules including (on a reasonable efforts basis) those necessary to remain a reporting issuer not in default in the provinces of Columbia, Alberta, Manitoba, Ontario and Quebec.

(7)

All Subject Securities that shall be issued by the Company upon exercise of the rights provided for herein, which shall be duly paid for in compliance with the terms and conditions hereof, shall be issued as fully paid and non-assessable.

(8)	Generally, the Company will well and truly perform and carry out all the acts and things to be done by it as provided in this indenture.

(9)	The Company will promptly advise the Warrant Agent and the Warrantholders in writing of any default under the terms of this indenture.

(10)

The issue of the Warrants does not and will not result in a breach by the Company of, and does not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach by the Company of any applicable laws, and does not and will not conflict with any of the terms, conditions or provisions of the memorandum of the Company or the articles or resolutions of the Company or any trust Indenture, loan agreement or any other agreement or instrument to which the Company is a party or by which it is contractually bound on the date of this indenture.

(11)

It shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all other acts, deeds and assurances in law as the Warrant Agent may reasonably require for better accomplishing and effecting the intentions and provisions of this indenture.

(12)	The Company will promptly notify the Warrant Agent of any material default under the terms of this indenture.

4.2     Warrant Agent’s Remuneration and Expenses

The Company covenants that it will pay to the Warrant Agent from time to time remuneration for its services hereunder as may be agreed upon between the Company and the Warrant Agent and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses and disbursements of the Warrant Agent in the administration or execution of the duties hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisers, experts, accountants and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed, except any such expense or disbursement in connection with or related to or required to be made as a result of the gross negligence, wilful misconduct or bad faith of the Warrant Agent.

4.3      Performance of Covenants by Warrant Agent

If the Company shall fail to perform any of its covenants contained in this indenture and the Company has not rectified such failure within 25 Business Days after receiving written notice from the Warrant Agent of such failure, the Warrant Agent may notify the Warrantholders of such failure on the part of the Company or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to perform said covenants or to notify the Warrantholders. All reasonable sums expended or disbursed by the Warrant Agent in so doing shall be repayable as provided in section 4.2. No such performance, expenditure or advance by the Warrant Agent shall be deemed to relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

ARTICLE 5

ENFORCEMENT

5.1     Suits by Warrantholders

Subject to section 6.10, all or any of the rights conferred upon a Warrantholder by the terms of the Warrants held by the holder and/or this indenture may be enforced by such Warrantholder by appropriate legal proceedings but without prejudice to the right that is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the holders of the Warrants from time to time outstanding. The Warrant Agent shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may reasonably be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Warrantholders.

ARTICLE 6

MEETINGS OF WARRANTHOLDERS

6.1     Right to Convene Meetings

The Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Company or of a Warrantholders’ Request, convene a meeting of the Warrantholders, provided that the Warrant Agent has been provided with sufficient funds and is indemnified to its reasonable satisfaction by the Company or by the Warrantholders signing such Warrantholders’ Request against the costs, charges, expenses and liabilities which may be incurred in connection with the calling and holding of such meeting. If within 15 Business Days after the receipt of a written request of the Company or a Warrantholders’ Request, funding and indemnity given as aforesaid, the Warrant Agent fails to give the requisite notice specified in section 6.2 to convene a meeting, the Company or such Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Vancouver, British Columbia or at such other place as may be approved or determined by the Warrant Agent.

6.2     Notice

At least 14 days’ prior notice of any meeting of Warrantholders shall be given to the Warrantholders at the expense of the Company in the manner provided for in section 9.2 and a copy of such notice shall be delivered to the Warrant Agent unless the meeting has been called by it, and to the Company unless the meeting has been called by it. Such notice shall state the time and place of the meeting, the general nature of the business to be transacted and shall contain such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 6. The notice convening any such meeting may be signed by an appropriate officer of the Warrant Agent or of the Company or the person designated by such Warrantholders, as the case may be.

6.3     Chairman

The Warrant Agent may nominate in writing an individual to be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes after the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall appoint an individual present to be chairman of the meeting. The chairman of the meeting need not be a Warrantholder but may be a director or officer of the Company.

6.4     Quorum

Subject to the provisions of section 6.11, at any meeting of the Warrantholders a quorum shall consist of two or more Warrantholders present in person or represented by proxy and representing at least 20% of the aggregate number of Subject Securities which may be acquired upon the exercise of all the then outstanding Warrants. If a quorum of the Warrantholders shall not be present within one-half hour from the time fixed for holding any meeting, the meeting, if summoned by the Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day) at the same time and place to the extent possible and, subject to the provisions of section 6.11, no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. At the adjourned meeting the Warrantholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that two or more Warrantholders representing at least 20% of the aggregate number of Subject Securities which may be acquired upon the exercise of all the then outstanding Warrants are not present in person or represented by proxy at such adjourned meeting. No business shall be transacted at any meeting unless a quorum is present at the commencement of business.

6.5     Power to Adjourn

The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

6.6     Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an special resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

6.7     Poll and Voting

On every special resolution, and when demanded by the chairman or by one or more of the Warrantholders acting in person or by proxy on any other question submitted to a meeting and after a vote by show of hands, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by special resolution shall be decided by a majority of the votes cast on the poll. On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each whole Warrant then held by him. A proxy need not be a Warrantholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

6.8      Regulations

Subject to the provisions of this indenture, the Warrant Agent or the Company with the approval of the Warrant Agent may from time to time make and from time to time vary such regulations as it shall consider necessary or appropriate:

(a)

for the deposit of instruments appointing proxies at such place and time as the Warrant Agent, the Company or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(b)

for the deposit of instruments appointing proxies at some approved place other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or telegraphed before the meeting to the Company or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(c)	for the form of instrument appointing a proxy and the manner in which the form of proxy may be executed; and

(d)	generally for the calling of meetings of Warrantholders and the conduct of business thereat including setting a record date for Warrantholders entitled to receive notice of or to vote at such meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to section 6.9), shall be Warrantholders or persons holding proxies of Warrantholders.

6.9     Company, Warrant Agent and Counsel may be Represented

The Company and the Warrant Agent, by their respective directors, officers and employees and the counsel for each of the Company, the Warrantholders and the Warrant Agent may attend any meeting of the Warrantholders and speak thereat but shall not be entitled to vote as such unless in their capacities as Warrantholders.

6.10     Powers Exercisable by Special Resolution

In addition to all other powers conferred upon them by any other provisions of this indenture or by law, the Warrantholders at a meeting shall have the power, exercisable from time to time by special resolution:

(a)

to agree with the Company to any modification, alteration, compromise or arrangement of the rights of Warrantholders and/or the Warrant Agent in its capacity as Warrant Agent hereunder (subject to the Warrant Agent’s approval) or on behalf of the Warrantholders against the Company, whether such rights arise under this indenture or the Warrants or otherwise;

(b)	to amend or repeal any special resolution previously passed or sanctioned by the Warrantholders;

(c)

to direct or authorize the Warrant Agent (subject to the Warrant Agent receiving funding and indemnity) to enforce any of the covenants on the part of the Company contained in this indenture or the Warrants or to enforce any of the rights of the Warrantholders in any manner specified in such special resolution or to refrain from enforcing any such covenant or right;

(d)

to waive, authorize and direct the Warrant Agent to waive any default on the part of the Company in complying with any provisions of this indenture or the Warrants either unconditionally or upon any conditions specified in such special resolution;

(e)

to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any of the covenants on the part of the Company contained in this indenture or the Warrants or to enforce any of the rights of the Warrantholders; and

(f)

to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with any such suit, action or proceeding, upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith.

6.11     Meaning of “Special Resolution”

(1)

The expression “special resolution” when used in this indenture means, subject as hereinafter in this section 6.11 and in section 6.14 provided, a resolution proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 6 at which there are present in person or by proxy two or more Warrantholders representing at least 20% of the aggregate number of Subject Securities which may be acquired upon the exercise of all the then outstanding Warrants and passed by the affirmative votes of Warrantholders representing not less than 66 2/3% of the aggregate number of all the Shares that could be purchased pursuant to all the outstanding Warrants represented at the meeting and voted on the poll upon the resolution.

(2)

If, at any meeting called for the purpose of passing an special resolution, two or more Warrantholders representing at least 20% of the aggregate number of Subject Securities which may be acquired upon the exercise of all the then outstanding Warrants are not present in person or by proxy within one-half hour after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 10 Business Days later, and to such place and time as may be appointed by the chairman. Not less than three Business Days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided in sections 9.1, 9.2 and 9.3. Such notice shall state that at the adjourned meeting the Warrantholders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 6.11(1) shall be an special resolution within the meaning of this indenture notwithstanding that two or more Warrantholders representing at least 20% of the aggregate number of Subject Securities which may be acquired upon the exercise of all the then outstanding Warrants are not present in person or represented by proxy at such adjourned meeting.

(3)	Votes on an special resolution shall always be given on a poll and no demand for a poll on an special resolution shall be necessary.

6.12     Powers Cumulative

It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this indenture stated to be exercisable by the Warrantholders by special resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such powers or combination of powers then or thereafter from time to time.

6.13     Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders as aforesaid shall be made and duly entered in books to be provided for that purpose by the Warrant Agent at the expense of the Company and any minutes as aforesaid, if signed by the chairman of the meeting at which resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Warrantholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken, to have been duly passed and taken.

6.14      Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article 6 also may be taken and exercised by Warrantholders entitled to acquire at least 66 2/3% of the aggregate number of all Shares that can be acquired pursuant to all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by attorney duly appointed in writing, and the expression “special resolution” when used in this indenture shall include an instrument so signed.

6.15     Binding Effect of Resolutions

Every resolution and every special resolution passed in accordance with the provisions of this Article 6 at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Warrantholders in accordance with section 6.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing. In the case of an instrument in writing, the Warrant Agent shall give notice in the manner contemplated in sections 9.1 and 9.2 of the effect of the instrument in writing to all Warrantholders and the Company as soon as is reasonably practicable.

6.16      Holdings by the Company or Subsidiaries of the Company Disregarded

(1)

In determining whether Warrantholders are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, special resolution, Warrantholders’ Request or other action under this indenture, Warrants owned legally or beneficially by the Company or its subsidiaries or in partnership of which the Company is directly or indirectly a party to shall be disregarded.

(2)

For the purposes of disregarding any Warrants owned legally or beneficially by the Company or any Subsidiary or any partnership of which the Company is directly or indirectly a party to or any other affiliate of the Company in subsection 6.16(1), the Company shall provide to the Warrant Agent, from time to time and upon request, a certificate of the Company setting forth as at the date of such certificate:

(a)

the names (other than the name of the Company) of the registered holders of Warrants which, to the knowledge of the Company, are owned by or held for the account of the Company or any Subsidiary or a partnership of which the Company is directly or indirectly a party or any other affiliate of the Company; and

(b)	the number of Warrants owned legally and beneficially by the Company or any Subsidiary or a partnership of which the Company is directly or indirectly a party or any other affiliate of the Company;

and the Warrant Agent in making the determination in subsection 6.16(1) shall be entitled to rely on such certificate. For the purpose of this section 6.16, the terms “Company” and “Subsidiary” shall include its predecessor entities.

ARTICLE 7

SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES

7.1      Provision for Supplemental Indentures for Certain Purposes

From time to time the Company (if properly authorized by its directors) and the Warrant Agent may, subject to the provisions hereof, and they shall, when so directed hereby, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	setting forth any adjustments resulting from the application of the provisions of Article 2;

(b)

adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel are necessary or advisable, provided that the same are not in the opinion of the Warrant Agent, relying on the advice of counsel, prejudicial to the interests of the Warrantholders as a group;

(c)	giving effect to any special resolution passed as provided in Article 6;

(d)

making such provisions not inconsistent with this indenture as may be necessary or desirable with respect to matters or questions arising hereunder provided that such provisions are not, in the opinion of the Warrant Agent, relying on the advice of counsel, prejudicial to the interests of the Warrantholders as a group;

(e)

adding to or amending the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrants and making any modification in the form of the Warrant Certificate which does not affect the substance thereof;

(f)

amending any of the provisions of this indenture provided that no such amendment or relief shall be or become operative or effective if, in the opinion of the Warrant Agent, relying on the advice of counsel, such amendment or relief impairs any of the rights of the Warrantholders as a group or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative;

(g)

for any other purpose not inconsistent with the terms of this indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors or omissions herein, provided that, in the opinion of the Warrant Agent, relying on the advice of counsel, the rights of the Warrant Agent and the Warrantholders as a group are in no way prejudiced thereby; and

(i)

evidencing any succession or successive successions to the Company and the assumption by any successor company (as hereinafter defined) of the covenants of the Company contemplated herein and in the Warrants, as provided in section 7.2.

7.2      Successor Companies

In the case of the amalgamation, consolidation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another person (a “successor company”), the successor company resulting from the amalgamation, consolidation, arrangements, merger or transfer (if not the Company) shall be bound by the provisions hereof and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this indenture to be performed by the Company and the successor company shall by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, expressly assume those obligations.

ARTICLE 8

CONCERNING THE WARRANT AGENT

8.1      Applicable Legislation

(1)	If and to the extent that any provision of this indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(2)

The Company and the Warrant Agent agree that each will at all times in relation to this indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Applicable Legislation.

8.2     Rights and Duties of Warrant Agent

(1)	No trust is intended to be, or is or will be created hereby, and the Warrant Agent shall owe no duties hereunder as a trustee.

(2)

In the exercise of the rights and duties prescribed or conferred by the terms of this indenture, the Warrant Agent shall act honestly and in good faith and shall exercise the degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances. No provision of this indenture shall be construed to relieve the Warrant Agent from, or require any other person to indemnify the Warrant Agent against, liability for its own gross negligence, wilful misconduct or bad faith.

(3)

The Warrant Agent shall not be bound to do or take any act, action or proceeding for the enforcement of any of the obligations of the Company under this indenture unless and until it shall have received a Warrantholders’ Request specifying the act, action or proceeding which the Warrant Agent is requested to take. The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice in writing by the Warrant Agent, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent and its counsel to protect and hold harmless the Warrant Agent, its officers, directors, employees and agents against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this indenture shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(4)

The Warrant Agent may, before commencing any act, action or proceeding, or at any time during the continuance thereof require the Warrantholders at whose instance it is acting to deposit with the Warrant Agent the Warrant Certificates held by them, for which Warrant Certificates the Warrant Agent shall issue receipts.

(5)

Every provision of this indenture that, by its terms, relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted by it is subject to the provisions of Applicable Legislation.

(6)

The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereunder unless and until it shall have been required to do so under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall specifically set out the default desired to be brought to the attention of the Warrant Agent and in the absence of such notice the Warrant Agent may for all purposes of this indenture conclusively assume that no default has occurred or been made in the performance or observance of the representations, warranties and covenants, agreements or conditions herein contained. Any such notice shall in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

(7)	In this indenture, whenever confirmations or instructions are required to be given to the Warrant Agent, in order to be valid, such confirmations and instructions shall be in writing.

8.3      Evidence, Experts and Advisers

(1)

In addition to the reports, certificates, opinions and other evidence required by this indenture, the Company shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof and in such form as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Company.

(2)

In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, act and rely absolutely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, written requests, consents, or orders of the Company, certificates of the Company or other evidence furnished to the Warrant Agent pursuant to any provision hereof or of Applicable Legislation or pursuant to a request of the Warrant Agent. The Warrant Agent shall be under no responsibility in respect of the validity of this indenture or the execution and delivery hereof by or on behalf of the Company or in respect of the validity or the execution of any Warrant Certificate by the Company and issued hereunder, nor shall it be responsible for any breach by the Company of any covenant or condition contained in this indenture or in any such Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities to be issued pursuant to this indenture and/or in any Warrant Certificate or as to whether any securities will, when issued, be duly authorized or be validly issued and fully paid and non-assessable.

(3)

Whenever Applicable Legislation requires that evidence referred to in subsection 8.3(1) be in the form of a statutory declaration, the Warrant Agent may accept the statutory declaration in lieu of a certificate of the Company required by any provision hereof. Any such statutory declaration may be made by one or more of the directors or officers of the Company and may be relied upon by the Warrant Agent in good faith without further inquiry.

(4)

Proof of the execution of an instrument in writing, including a Warrantholders’ Request, by any Warrantholder may be made by a certificate of a notary public or other person with similar powers that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate and in respect of a corporate Warrantholder, shall include a certificate of incumbency of such Warrantholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument.

(5)

The Warrant Agent may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

(6)

The Warrant Agent may employ or retain such counsel, accountants, engineers, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel and shall not be responsible for any misconduct on the part of any of them who has been selected with reasonable care by the Warrant Agent. Any reasonable remuneration paid by the Warrant Agent shall be paid by the Company in accordance with section 4.2.

(7)

The Warrant Agent may, as a condition precedent to any action to be taken by it under this indenture, require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably, considers necessary or advisable in the circumstances.

8.4      Securities, Documents and Monies Held by Warrant Agent

Any security, document of title or other instrument that may be at any time held by the Warrant Agent subject to the terms hereof may be placed in the deposit vaults of the Warrant Agent or of any Canadian chartered bank or deposited for safekeeping with such bank. Unless herein otherwise expressly provided, any money held pending the application or withdrawal thereof under any provision of this indenture may be deposited in the name of the Warrant Agent in any Canadian chartered bank at the rate of interest (if any) then current on similar deposits or:

(1)	deposited in the deposit department of the Warrant Agent or of any other loan or trust corporation authorized to accept deposits under the laws of Canada or a province thereof, or

(2)

upon the written direction of the Company, invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment, of any Canadian chartered bank or loan or trust company.

Unless the Company is in default hereunder, all interest or other income received by the Warrant Agent in respect of deposits and investments will belong to the Company.

8.5     Actions by Warrant Agent to Protect Interests

Subject to the provisions of Applicable Legislation, the Warrant Agent shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

8.6     Warrant Agent not Required to Give Security

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the obligations and powers of this indenture or otherwise.

8.7      Protection of Warrant Agent

By way of supplement to the provisions of any law for the time being relating to warrant agents, it is expressly declared and agreed as follows:

(1)

The Warrant Agent shall not be liable for or by reason of any representations, statements of fact or recitals in this indenture or in the Warrant Certificates (except the representation contained in section 8.9 and by virtue of the countersignature of the Warrant Agent on the Warrant Certificates) or be required to verify the same and all such statements of fact or recitals are and shall be deemed to be made by the Company (except the representation contained in section 8.9 and by virtue of the countersignature of the Warrant Agent on the Warrant Certificates).

(2)

Nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this indenture or any instrument ancillary or supplemental hereto.

(3)	The Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof.

(4)

The Warrant Agent shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants or warranties herein contained or of any acts of any directors, officers, employees, agents or servants of the Company.

(5)	Without limiting any protection or indemnity of the Warrant Agent under any other provision hereof, or otherwise at law:

(a)

the Company shall indemnify and hold harmless the Warrant Agent and its employees, directors, officers and agents and all of their respective representatives, heirs, successors and assigns (collectively, the “Indemnified Parties”) from and against any and all liabilities, losses, costs, claims, actions and demands whatsoever which may be brought against the Warrant Agent or which it may suffer or incur in connection with or arising out of the performance of its duties and obligations under this indenture, including any and all reasonable legal fees and disbursements, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence, fraud, or the wilful misconduct or bad faith of the Warrant Agent. The Indemnified Parties will not be under any obligation to prosecute or to defend any action or suit which, in the opinion of their counsel, may involve them in expense or liability, unless the Company will, so often as required, furnish the Indemnified Parties with satisfactory indemnity and funding against such expense or liability. It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation of the Warrant Agent;

(b)

the Warrant Agent shall incur no liability and shall be fully protected in acting and relying upon any written notice, direction, instruction, request, waiver, consent, receipt or other paper or document furnished to it and signed by the parties thereto, not only as to its due execution and validity and the effectiveness of its provision but also to the truth and accuracy of any information therein contained which it in good faith believes to be genuine; and

(c)

the Warrant Agent shall have no duties except those which are expressly set forth herein and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of this indenture, unless received by it in writing, and signed by the parties hereto and, if its duties are herein affected, unless it shall have given prior written consent thereto.

8.8      Replacement of Warrant Agent

(1)

The Warrant Agent may resign and be discharged from all further duties and liabilities hereunder by giving to the Company not less than 60 days’ prior notice in writing or such shorter prior notice as the Company may accept as sufficient. The Warrantholders by special resolution shall have the power at any time to remove the existing Warrant Agent and to appoint a new warrant agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new warrant agent unless a new warrant agent has already been appointed by the Warrantholders; failing such appointment by the Company, the Warrant Agent or any Warrantholder may apply to a justice of the British Columbia Supreme Court at the Company’s expense, on such notice as such justice may direct, for the appointment of a new warrant agent; but any new warrant agent so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new warrant agent appointed under any provision of this section 8.8 shall be a corporation authorized to carry on the business of a trust company in the Province of British Columbia and, if required by Applicable Legislation of any other province, in such other province. On any such appointment the new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new warrant agent, provided that any resignation or removal of the Warrant Agent and appointment of a new warrant agent shall not become effective until the new warrant agent shall have executed an appropriate instrument accepting such appointment and, at the request of the Company, the Warrant Agent, upon payment of its outstanding remuneration and expenses, shall execute and deliver to the new warrant agent an appropriate instrument transferring to such new warrant agent all rights and powers of the Warrant Agent hereunder and all securities, documents of title and other instruments and all monies and properties held by the Warrant Agent hereunder.

(2)	Upon the appointment of a new warrant agent, the Company shall promptly notify the Warrantholders thereof in the manner provided for in section 9.2.

(3)

Any corporation into or with which the Warrant Agent may be merged or consolidated or amalgamated, or any corporation succeeding to the stock transfer business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without any further act on its part or of any of the parties hereto, provided that such corporation would be eligible for appointment as a new warrant agent under subsection 8.8(1).

(4)

Any Warrant Certificates countersigned but not delivered by the Warrant Agent may be delivered by the new or successor warrant agent in the name of the Warrant Agent or the new or successor warrant agent.

8.9     Conflict of Interest

(1)

The Warrant Agent represents to the Company that at the time of execution and delivery hereof no material conflict of interest exists which it is aware of in the Warrant Agent’s role as a warrant agent hereunder and agrees that in the event of a material conflict of interest arising which it becomes aware of hereafter it will, within 90 days after ascertaining that it has such a material conflict of interest, either eliminate the same or resign. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this indenture and the Warrant Certificates shall not be affected in any manner whatsoever by reason thereof.

(2)

Subject to subsection 8.9(1), the Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Company and generally may contract and enter into financial transactions with the Company or any Subsidiary without being liable to account for any profit made thereby.

8.10      Acceptance of Rights, Duties and Obligations

The Warrant Agent hereby accepts the rights, duties and obligations in this indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

8.11     Warrant Agent not to be Appointed Receiver

The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Company or any Subsidiary or any partnership of which the Company is directly or indirectly involved.

8.12      Authorization to Carry on Business

The Warrant Agent represents to the Company that it is authorized to carry on the business of a trust company in the Province of British Columbia.

8.13     Third Party Interests

Each party to this Agreement hereby represents to the Warrant Agent that any account to be opened by, or interest to held by the Warrant Agent in connection with this Agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party.

8.14     Not Bound to Act

The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Company, provided (i) that the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

ARTICLE 9

GENERAL

9.1     Notice to the Company and the Warrant Agent

(1)

Unless herein otherwise expressly provided, any notice to be given hereunder to the Company or the Warrant Agent or filed with the Warrant Agent shall be deemed to be validly given or filed if delivered, if sent by registered letter, postage prepaid or if transmitted by telecopier:

If to the Company, to:

Geovic Mining Corp. 743 Horizon Court, Suite 300A Grand Junction, Colorado 81506 Attention: President Fax No.: (970) 256-9241

with a copy to:

Blake, Cassels & Graydon LLP Suite 2600, Three Bentall Centre 595 Burrard Street, PO Box 49314 Vancouver, British Columbia V7X 1L3 Attention: Bob Wooder Fax No.: (604) 631-3309

If to Warrant Agent, to:

Pacific Corporate Trust Company 510 Burrard Street, 2nd Floor Vancouver, British Columbia V6C 3B9 Attention: Manager, Client Services Fax No.: (604) 689-8144

and any notice given in accordance with the foregoing shall be deemed to have been received on the date of delivery if that date is a Business Day or, if mailed, on the fifth Business Day following the date of the postmark on such notice or, if transmitted by telecopier, on the day following the transmission.

(2)

The Company or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in subsection 9.1(1) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Company or the Warrant Agent, as the case may be, for all purposes of this indenture. A copy of any notice of change of address given pursuant to this subsection 9.1(2) shall be available for inspection at the principal stock transfer office of the Warrant Agent in the City of Vancouver, British Columbia by Warrantholders during normal business hours.

(3)

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Company hereunder could reasonably be considered unlikely to reach its destination, the notice shall be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided in subsection 9.1(1) by cable, telegram, telex, telecopier or other means of prepaid, transmitted or recorded communication and any notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery to the officer or if delivered by cable, telegram, telex, telecopier or other means of prepaid, transmitted, recorded communication on the third Business Day following the date of the sending of the notice by the person giving the notice.

9.2     Notice to the Warrantholders

(1)

Any notice to the Warrantholders under the provisions of this indenture shall be deemed to be validly given if the notice is sent by prepaid mail or, if delivered by hand, to the holders at their addresses appearing in the register of holders. Any notice so delivered shall be deemed to have been received on the date of delivery if that date is a Business Day or the business day following the date of delivery if such date is not a Business Day. All notices may be given to whichever one of the Warrantholders (if more than one) is named first in the appropriate register hereinbefore mentioned, and any notice so given shall be sufficient notice to all Warrantholders and any other persons (if any) interested in such Warrants.

(2)

If, by reason of strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholders could reasonably be considered unlikely to reach its destination, the notice may be published or distributed once in the Report on Business section of the national edition of The Globe and Mail newspaper or, in the event of a disruption in the circular of that newspaper, once in a daily newspaper in the English language of general circulation in the City of Vancouver, British Columbia; provided that in the case of a notice convening a meeting of the holders of Warrants, the Warrant Agent may require such additional publications of that notice, in the same or in other cities or both, as it may deem necessary for the reasonable protection of the holders of Warrants or to comply with any applicable requirement of law or any stock exchange. Any notice so given shall be deemed to have been given on the day on which it has been published in all of the cities in which publication was required (or first published in a city if more than one publication in that city is required). In determining under any provision hereof, the date when notice of any meeting or other event must be given, the date of giving notice shall be included and the date of the meeting or other event shall be excluded.

9.3      Discretion of Directors

Any matter provided herein to be determined by the Directors in their sole discretion and determination so made will be conclusive.

9.4      Satisfaction and Discharge of Indenture

Upon the date by which there shall have been delivered to the Warrant Agent for exercise or destruction in accordance with the provisions hereof of all Warrant Certificates theretofore certified hereunder, this indenture, except to the extent that Subject Securities and certificates or property therefor have not been issued and delivered hereunder or the Company has not performed any of its obligations hereunder, shall cease to be of further effect in respect of the Company, and the Warrant Agent, on written demand of and at the cost and expense of the Company, and upon delivery to the Warrant Agent of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this indenture have been complied with and upon payment to the Warrant Agent of the expenses, fees and other remuneration payable to the Warrant Agent, shall execute proper instruments acknowledging satisfaction of and discharging this indenture; provided that if the Warrant Agent has not then performed any of its obligations hereunder any such satisfaction and discharge of the Company’s obligations hereunder shall not affect or diminish the rights of any Warrantholder or the Company against the Warrant Agent.

9.5       Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders

Nothing in this indenture or the Warrant Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the holders from time to time of the Warrants any legal or equitable right, remedy or claim under this indenture, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

9.6     Privacy Legislation

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individual’s personal information (collectively, “Privacy Laws”) applies to obligations and activities under this indenture. Despite any other provision of this indenture, neither party will take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Company will, prior to transferring or causing to be transferred personal information to the Warrant Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Warrant Agent will use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

Specifically, the Warrant Agent agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this indenture and not to use it for any other purpose except with the consent of or direction from the Company or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification

9.7      Counterparts and Formal Date

This indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date set out at the bottom of the first page of this indenture.

IN WITNESS WHEREOF the parties hereto have executed this indenture under the hands of their proper officers in that behalf.

GEOVIC MINING CORP.

                                                                                        c/s
Per: _________________________________
       Authorized Signing Officer

PACIFIC CORPORATE TRUST COMPANY

                                                                                        c/s
Per: _________________________________
       Authorized Signing Officer

                                                                                        c/s
Per: _________________________________
       Authorized Signing Officer

SCHEDULE “A”

FORM OF WARRANT CERTIFICATE

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE ON OR BEFORE 5:00 P.M. (TORONTO TIME) ON APRIL 26, 2012, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

Warrant Certificate No. W______	Representing ____________
Warrants to acquire Shares
CUSIP:
ISIN:

SHARE PURCHASE WARRANTS

OF

GEOVIC MINING CORP.

     THIS CERTIFIES that, for value received, the registered holder hereof, (the “holder”) is entitled at any time prior to 5:00 p.m. (Toronto time) of April 26, 2012, to subscribe for the number of Shares specified above of Geovic Mining Corp. (the “Company”), by surrendering to Pacific Corporate Trust Company (the “Warrant Agent”) at its principal stock transfer office in the City of Vancouver, British Columbia this Warrant Certificate with a subscription in the form of the attached Subscription Form duly completed and executed and accompanied by payment of $5.00 per Share, subject to adjustment in certain events, (the “Exercise Price”) by certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Company at par in the City of Vancouver, British Columbia. The holder of this Warrant Certificate may purchase less than the number of Shares which the holder is entitled to purchase on the exercise of the Share Purchase Warrants represented by this certificate, in which event a new Warrant Certificate representing the Share Purchase Warrants not then exercised will be issued to the holder.

     No fractional Shares shall be issued hereunder. The Share Purchase Warrants represented by this certificate shall be deemed to have been surrendered, and payment or by certified cheque, bank draft or money order shall be deemed to have been made only upon personal delivery thereof or, if sent by post or other means of transmission, upon actual receipt thereof by the Warrant Agent at its principal stock transfer office in the City of Vancouver, British Columbia.

     Upon due exercise of the Share Purchase Warrants represented by this Warrant Certificate and payment of the Exercise Price, the Company shall cause to be issued to the person(s) in whose name(s) the Shares so subscribed for are to be issued (provided that if the Shares are to be issued to a person other than the registered holder of this Share Purchase Warrant certificate, the holder’s signature on the Subscription Form herein shall be guaranteed by a Canadian chartered bank, or by a guarantor institution with membership in an approved signature guarantee medallion program and the holder shall pay to the Company or the Warrant Agent all applicable transfer or similar taxes and the Company shall not be required to issue or deliver certificates evidencing the Shares unless or until the holder shall have paid the Company or the Warrant Agent the amount of such tax or shall have satisfied to the satisfaction of the Company that such tax has been paid or that no tax is due) the number of Shares to be issued to such person(s) and such person(s) shall become a holder in respect of such Shares with effect from the date of such exercise and upon due surrender of this Warrant Certificate the Warrant Agent shall issue a certificate(s) representing such Shares to be issued within three Business Days after the exercise of the Share Purchase Warrants represented by this certificate.

     This Warrant Certificate represents Share Purchase Warrants of the Company issued or issuable under the provisions of the Warrant Indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of April 20, 2007 between the Company and the Warrant Agent, as Warrant Agent which contains particulars of the rights of the holders of the Share Purchase Warrants and the Company and of the Warrant Agent in respect thereof and the terms and conditions upon which the Share Purchase Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder of this Warrant Certificate by acceptance hereof assents. A copy of the Warrant Indenture is available for inspection at the principal office of the Warrant Agent in the City of Vancouver, British Columbia. Capitalized terms used in this Warrant Certificate and not otherwise defined shall have the meanings ascribed thereto in the Warrant Indenture.

     No transfer of any Warrant will be valid unless entered on the register of transfers, upon surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Warrant Agent executed by the registered holder or its executors, administrators or other legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent. Subject to the provisions of the Warrant Indenture and upon compliance with the reasonable requirements of the Warrant Agent, Share Purchase Warrant certificates may be exchanged for Warrant Certificates entitling the holder thereof to acquire an equal aggregate number of Shares subject to adjustment as provided for in the Warrant Indenture. The Company and the Warrant Agent may treat the registered holder of this Warrant Certificate for all purposes as the absolute owner hereof. The holding of the Share Purchase Warrants represented by this certificate shall not constitute the holder hereof a holder of Shares nor entitle him to any right or interest in respect thereof except as herein and in the Warrant Indenture expressly provided.

     If the Shares issuable on exercise of this Warrant are issued to a U.S. person, as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or a person in the United States, the certificates representing such Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA OR ELSEWHERE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

     The Warrant Indenture provides for adjustment in the number of Shares to be delivered upon exercise of the right of purchase hereby granted and to the exercise price in certain events therein set forth.

     The Warrant Indenture contains provisions making binding upon all holders of Share Purchase Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by Warrantholders holding a specified percentage of Shares into which Warrants outstanding may be exercised.

     The Share Purchase Warrants and the Warrant Indenture shall be governed by and performed, construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws applicable therein and shall be treated in all respects as British Columbia contracts. Time shall be of the essence hereof and of the Warrant Indenture.

     The securities which may be acquired hereunder have not been registered under the U.S. Securities Act or applicable state securities laws, and the Warrants evidenced by this Certificate may not be exercised by or on behalf of any U.S. person or a person within the United States unless pursuant to an applicable exemption from registration under the U.S. Securities Act and applicable state securities laws and the Company has received an opinion of counsel of recognized standing to such effect in form and substance satisfactory to the Corporation.

     This Warrant Certificate shall not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent for the time being under the Warrant Indenture.

     IN WITNESS WHEREOF the Company has caused this Share Purchase Warrant certificate to be signed by its duly authorized officer as of the 20th day of April, 2007.

GEOVIC MINING CORP. By: _________________________________ Authorized Signing Officer

This Share Purchase Warrant certificate represents Share Purchase Warrants referred to in the Warrant Indenture within mentioned.

Countersigned by:

PACIFIC CORPORATE TRUST COMPANY

By: ____________________________________________
       Authorized Signing Officer

Date of Countersignature:_______________________.

TRANSFER OF WARRANTS

TO:	GEOVIC MINING CORP.
c/o Pacific Corporate Trust Company
510 Burrard Street, 2nd Floor
Vancouver, British Columbia V6C 3B9

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

___________________________________________________________________________________________________________________
(name)

__________________________________________________________________________________________________________________
(address)

___________________________________________ of the Warrants registered in the name of the undersigned represented by the within certificate.

DATED this _____ day of ____________, 200__.

Signature Guaranteed	Name of Warrantholder

Name of Authorized Representative	Signature of Warrantholder or Authorized Representative

Title or Capacity or Authorized Representative	Daytime Phone Number of Warrantholder or Authorized
Representative

Note:

The signature to this transfer must correspond with the name as recorded on the Warrants in every particular without alteration or enlargement or any change whatever. The signature of the person executing this transfer must be guaranteed by an authorized officer of a Canadian chartered bank or by an eligible guarantor institution with membership in an approved signature guarantee medallion program.

SUBSCRIPTION FORM

TO:	GEOVIC MINING CORP.
c/o Pacific Corporate Trust Company
510 Burrard Street, 2nd Floor
Vancouver, British Columbia V6C 3B9

     The undersigned holder of the within Share Purchase Warrants hereby irrevocably subscribes for ____________ Shares of Geovic Mining Corp. at the Exercise Price referred to in the attached Warrant Certificate on the terms and conditions set forth in such certificate and the Warrant Indenture and encloses herewith a certified cheque, bank draft or money order payable at par in the City of Vancouver, British Columbia to the order of Geovic Mining Corp. in payment in full of the subscription price of the Shares hereby subscribed for.

     The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

 A

The undersigned holder (i) at the time of exercise of the Warrants is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Warrants on behalf of a “U.S. person”; and (iii) did not execute or deliver this exercise form in the United States.

 B

The undersigned holder has delivered to the Company an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance satisfactory to the Company) to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

Notes: (1)	Certificates will not be registered or delivered to an address in the United States unless Box B above is checked.

(2)

If Box B above is checked, holders are encouraged to consult with the Company in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Company.

     The undersigned holder understands that unless box A is checked, and the Company is a “Foreign Issuer” as defined in Regulation S under the U.S. Securities Act, the certificate representing the Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

     The undersigned hereby directs that the said Shares be issued as follows:

NAMES(S) IN FULL	ADDRESS(ES)	NUMBER OF COMMON SHARES
_____________________________	____________________________________	________________________
_____________________________	____________________________________	________________________
_____________________________	____________________________________	________________________

(Please print. If securities are issued to a person other than the registered Warrantholder, the Transfer of Warrants Form must be completed and the holder must pay to the Warrant Agent all exigible taxes and the signature of the holder must be guaranteed by a Canadian chartered bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.)

DATED this _____ day of ____________, 200__.

Signature Guaranteed	Name of Warrantholder

Name of Authorized Representative	Signature of Warrantholder or Authorized Representative

Title or Capacity or Authorized Representative	Daytime Phone Number of Warrantholder or Authorized
Representative

[ ]

Please check this box if the securities are to be picked up at the office where the Warrant Certificate is surrendered, failing which the securities will be mailed to the address shown on the register.